Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Tri-County Financial Group, Inc. (the “Company”) of our report dated March 3, 2025, with respect to the consolidated financial statements of the Company. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Forvis Mazars, LLP

St. Louis, Missouri

June 16, 2025

Forvis Mazars, LLP is an independent member of Forvis Mazars Global Limited